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                           TOTAL SYSTEM SERVICES, INC.
                 Statement re Computation of Per Share Earnings


The  following  computations  set forth the  calculations  of primary  and fully diluted  earnings per share for the three and six months ended June 30, 1997 and
1996:
                                                       Three months ended             Three months ended
                                                          June 30, 1997                June 30, 1996
                                                  ----------------------------  --------------------------
                                                                   Fully                         Fully
                                                    Primary        Diluted        Primary        Diluted
                                                    Earnings       Earnings       Earnings       Earnings
                                                    Per Share      Per Share      Per Share      Per Share
                                                  ------------   ------------   ------------     -----------

Net income .................................... $   9,941,445   $  9,941,445   $  7,900,117   $  7,900,117
                                                  ============   ============   ============   ============

Weighted average number of common
  shares outstanding ..........................    129,289,801    129,289,801    129,288,792    129,288,792

Net increase due to assumed issuance of shares
  related to stock options outstanding computed
  using the treasury stock method .............        155,834        155,834        166,134        166,134
                                                  ------------   ------------   ------------   ------------

Adjusted weighted average number of common
  and common equivalent shares outstanding ....    129,445,635    129,445,635    129,454,926    129,454,926
                                                  ============   ============   ============   ============

Net income per common and common equivalent
  share outstanding ........................... $          .08  $         .08  $         .06  $         .06
                                                 ============    ============   ============   ============



                                                         Six months ended             Six months ended
                                                           June 30, 1997                June 30, 1996
                                                  ----------------------------- ---------------------------
                                                                    Fully                         Fully
                                                     Primary        Diluted        Primary        Diluted
                                                     Earnings       Earnings       Earnings       Earnings
                                                     Per Share      Per Share      Per Share      Per Share
                                                  -------------  -------------  ------------   ------------

Net income ....................................  $  18,458,152  $  18,458,152  $  13,869,331  $  13,869,331
                                                  ============   ============   ============   ============

Weighted average number of common
  shares outstanding ..........................    129,289,741    129,289,741    129,285,341    129,285,341

Net increase due to assumed issuance of shares
  related to stock options outstanding computed
  using the treasury stock method .............        157,481        157,481        160,729        165,169
                                                  ------------   ------------   ------------   ------------

Adjusted weighted average number of common
  and common equivalent shares outstanding ....    129,447,222    129,447,222    129,446,070    129,450,510
                                                  ============   ============   ============   ============

Net income per common and common equivalent
  share outstanding ........................... $          .14  $         .14  $         .11 $          .11
                                                  ============   ============   ============   ============


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